As filed with the Securities and Exchange Commission on November 30, 1999

                                                      Registration No. 333-87951
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                 AMENDMENT NO. 1

                                     to the

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             KIDEO PRODUCTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                             13-3729350
(State or other jurisdiction                                 (I.R.S. employer
       of incorporation)                                  identification number)

                             611 Broadway, Suite 523
                            New York, New York 10012
                                 (212) 505-6605
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------------

                          Richard L. Bulman, President
                             Kideo Productions, Inc.
                             611 Broadway, Suite 523
                            New York, New York 10012
                                 (212) 505-6605
       (Address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                   Copies to:
                            Michael B. Solovay, Esq.
                          Solovay Edlin & Eiseman, P.C.
                                845 Third Avenue
                            New York, New York 10022
                                 (212) 752-1000

                                 -----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| __________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: |_| ____________

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

================================================================================

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                             Kideo Productions, Inc.

                        1,005,000 shares of Common Stock

      o The shares of common stock offered by this prospectus are being sold by the selling stockholders.

      o We will not receive any proceeds from the sale of these shares. We will receive proceeds from the exercise of warrants and those proceeds will be used for our general corporate purposes.

      o Our common stock is traded on the over-the-counter market under the symbol "KIDO."

      o On November 26, 1999, the closing bid price for our common stock was $1.00.

      The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 4 of this prospectus.

                      ------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ------------------------------------

                                November 30, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary........................................................................1

Risk Factors...................................................................4

Where You Can Find More Information............................................9

Incorporation of Documents by Reference........................................9

Note Regarding Forward Looking Statements.....................................10

Use Of Proceeds...............................................................11

Selling Stockholders..........................................................11

Plan Of Distribution..........................................................13

Legal Matters.................................................................14

Experts.......................................................................14

Disclosure of Commission Position on Indemnification for Securities Act
Liabilities ..................................................................14

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                                     SUMMARY

The Company

      Kideo is a low-cost manufacturer of photo-personalized home videos and books for children. These products allow a child to be the star in a story. Kideo uses its recently patented production process to place the child's face and name in a videocassette or book. As a result of improved technology used by Kideo, the child's photo-personalized character can exhibit two-dimensional full motion animation and interact with the characters.

      In 1997, Kideo obtained a five-year license to feature Barney, the dinosaur character from the highly rated children's television series "Barney and Friends," in one of Kideo's home videos and three of its books. In the same year, Kideo also obtained a three-year license to feature certain characters owned by the Walt Disney Co. in four of Kideo's English language books. In October 1998, Kideo obtained a three-year license to feature Barney in Kideo's calendars and posters. Kideo is currently seeking out additional licensing, marketing and other arrangements with companies that control similar types of characters.

      Kideo currently markets nine video titles, four books and various calendars and posters for children. Historically, Kideo relied primarily on national catalog retailers (such as Hammacher Schlemmer and Johnson Smith) to market and sell its products. Kideo recently has increasingly been targeting its marketing strategies towards direct-to-consumer advertising as well as developing relationships with established national distributors of children's home video products and electronic retailers such as television shopping networks.

      Kideo's long-term strategy is to become a global leader in the development, manufacturing and marketing of a wide variety of digitally photo-personalized products for children and adults.

      Kideo's principal executive offices are located at 611 Broadway, Suite 523, New York, New York 10012, and its telephone number is (212) 505-6605.

Recent Developments

      In June 1999, we hired an investor relations firm and delivered to them, as part of their compensation, three five-year warrants to purchase an aggregate of 300,000 shares of our common stock. One warrant for 100,000 shares has an exercise price of $2.00 per share, one warrant for 100,000 shares has an exercise price of $3.00 per share and one warrant for 100,000 shares has an exercise price of $4.00 per share. The exercise prices and the numbers of shares received upon exercise may be adjusted in the event of a stock split, dividend, recapitalization, reorganization, merger, consolidation or sale of our assets.

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                                       1

--------------------------------------------------------------------------------
      On August 30, 1999, we signed a Note and Warrant Purchase Agreement for the private sale of $300,000 principal amount of a convertible promissory note and a warrant to purchase 300,000 additional shares of our common stock. The promissory note is convertible into 375,000 shares of our common stock.

      We issued warrants to purchase 30,000 shares of our common stock to Gerard Klauer Mattison & Co. for acting as the placement agent in that financing.

      In addition, as security for our performance under the promissory note, we signed a Security Agreement whereby we granted the purchasers a security interest in all of our assets.

      The resale by the selling stockholders of the shares underlying each of these warrants and the note has been registered under the Securities Act of 1933, as amended, and may be freely sold.

      The following is a summary of material terms of the promissory note and warrant issued in the financing:

Convertible Promissory Note

      The principal amount of the note is due as follows:

      o     $45,000 on May 31, 2000,
      o     $45,000 on June 30, 2000,
      o     $45,000 on July 31, 2000, and
      o     $165,000 on August 31, 2000.

      The note has an interest rate of 10% per annum and is payable quarterly commencing September 30, 1999.

      An "event of default" under the note will occur if, among other things, we
(1) fail to pay interest or principal when due, or (2) fail to perform in any material respect an agreement or obligation, or materially breach any of our representations or warranties, under the Note and Warrant Purchase Agreement. Upon an event of default, the entire indebtedness and accrued interest may become immediately due and payable. We may prepay any amount outstanding under the note at any time.

      All or any part of the note may be converted into shares of our common stock at any time. If a holder of note elects to convert it, the holder will receive the number of shares of our common stock determined by dividing the principal amount of that portion of the note being converted (plus accrued and unpaid interest) by $0.80. The conversion price and the number of shares received upon conversion may be adjusted in the event of a stock split, dividend, recapitalization, reorganization, merger, consolidation or sale of our assets, or the issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
price less than the then adjusted conversion price.

Warrant

      At any time until August 31, 2004, the holder of the warrant is entitled to purchase an aggregate of 300,000 shares of our common stock, at a price of $0.80 per share. The exercise price and the number of shares received upon exercise may be adjusted in the event of a stock split, dividend, recapitalization, reorganization, merger, consolidation or sale of our assets, or the issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of common stock) at a price less than the then adjusted exercise price.

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                                       3

                                  RISK FACTORS

      The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully consider the following risk factors before making an investment decision.

      We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future.

      We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $13,475,000 as of July 31, 1999. For our fiscal year ended July 31, 1999, we had revenues of approximately $4,842,000 and a net loss of approximately $1,576,000. We anticipate incurring additional losses until we increase our client base and revenues. If we are unable to achieve increased revenues, we will continue to have losses and might not be able to continue our operations.

      The "going concern" qualification on the report of our independent accountants may hurt our ability to raise additional financing.

      The accountants' report on our financial statements for the most recent fiscal year contains a statement that the financial statements were prepared on the assumption that we will continue as an ongoing business. However, the report noted that our recurring losses from operations and net working capital deficiency raise substantial doubt about our ability to continue as an ongoing business. This "going concern" qualification may reduce our ability to obtain necessary financing in the future to run our business.

      Our common stock has been delisted from Nasdaq and is subject to "penny stock" restrictions, which may negatively affect your ability to sell the stock.

      On September 26, 1997, Nasdaq notified us that since we did not meet certain financial requirements our common stock had been deleted from listing on The Nasdaq Stock Market's SmallCap Market. Therefore, our common stock is now subject to the "penny stock" rules. The penny stock rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. These additional burdens imposed on broker-dealers could discourage them from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and your ability to sell the common stock in the secondary market.

      We could be required to cut back or stop operations if we are unable to raise or obtain needed funding.

      Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. In September 1999, we consummated a financing in order to obtain the working capital we required to continue our creative development activities and fund our marketing plans. See "Recent Developments." Although we anticipate that future revenues and our current cash balance will be sufficient to fund our operations and capital requirements until approximately January 31, 2000, we cannot give you any assurance that we will not need additional funds before such time. We have no current arrangements for additional financing and we may not be able to obtain additional financing on commercially reasonable terms, if at all. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

      Enough people to enable us to grow our business and be profitable may not accept our products.

      The market for digitally personalized media products is in its early development stages and is rapidly evolving. We believe that rapid technological changes and an increasing number of market entrants will characterize this market. Because of the infancy of this market, we cannot predict the future growth rate, if any, and size of this market. We cannot assure you that the market for our products will develop to a point that will enable our business to grow significantly (if at all) or become profitable. Failure of the market to develop as expected or the saturation of the market with competitors could significantly negatively affect our revenues.

      Developing increased market acceptance for our current and future products requires substantial marketing efforts and the expenditure of a significant amount of funds. We believe that we do not currently have the necessary means to create broad consumer awareness of our products. Due to our limited resources, we have been looking into possible arrangements with companies that have demonstrated the ability to promote and distribute children's home video products through a broad range of distribution channels. We cannot assure you that any marketing efforts we take will result in an increased demand for our products or in any significant increase in revenues.

      We depend highly on Richard L. Bulman and if we lost his services it could have a material adverse effect on us.

      Our success is largely dependent on the personal efforts of Richard L. Bulman, our President and Chairman of the Board. Our business, financial condition and operating results could be materially adversely affected if the services of Mr. Bulman become unavailable. We have obtained "key man" life insurance on the life of Mr. Bulman in the amount of $2,000,000. Our success will also depend on our ability to hire and retain qualified personnel. There is considerable and often intense competition for the services of such personnel. We may not be able either to retain our existing personnel or acquire additional qualified personnel as and when needed. We will be materially adversely affected if we are unable to attract such personnel.

      We may not be successful unless we are able to develop and implement improved technologies.

      The technologies underlying our products (such as personal computer hardware and software) are subject to rapid changes and evolving industry standards, which often results in product obsolescence or short product lifecycles. Our success will likely depend considerably on our ability to develop and implement improved technologies for the production of digitally personalized media products that embody features (such as improved animation) superior to those currently displayed by our products. The development and implementation of such new technologies may require substantial time, skill and expense. Our products are designed for a relatively new and largely untested market. Such a new market is particularly susceptible to rapidly changing and evolving technologies and industry standards. The introduction by competitors of digitally personalized media products embodying superior technologies or the emergence of new industry standards could exert adverse price pressures on our products or could render our technologies obsolete or our products unmarketable. Our business, financial condition and operating results may be adversely affected by any of such occurrences.

      We may have to lower our prices or spend more money to effectively compete against companies with greater resources than we have which could result in lower revenues and/or profits.

      The success of our products depends on a number of factors, including price and superior technology. We believe that the market for digitally personalized video media will likely evolve into a highly competitive market. There are numerous other companies involved in video media production that could possibly enter the personalized market segment in which we do business. If this were to occur, we cannot assure you that we will be able to compete successfully. Many of our potential competitors have substantially greater financial, technical, production, marketing and other resources than we do. If they were to offer lower prices, we could be forced to lower prices, which would result in reduced margins and a decrease in revenues. If we do not lower prices, we could lose sales and market share. In either case, if we were unable to compete against companies who can afford to cut prices, we would not be able to generate sufficient revenues to grow the company or reverse our history of losses.

      In addition, we may have to spend more money to effectively compete for market share. If other companies want to aggressively compete against us, we may have to spend more money on product development, advertising, trade shows, marketing, and hiring and retaining personnel. These higher expenses would hurt our net income and profits.

      We may not be able to adequately protect our proprietary technology, which could result in lower revenues and/or profits.

      We rely on a combination of copyright, trademark and trade secret laws to protect our proprietary technologies, ideas, know-how and other proprietary information. If we are unable to protect our proprietary technology, this could result in lower revenues and/or profits. In April 1997, we received a U.S. patent relating to our digital personalization production process (Patent No. 5,623,587). This is currently the only patent we hold in the United States and we have no foreign patents. Notwithstanding the precautions we take, third parties may copy or otherwise obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or may independently develop technologies similar or superior to our technologies. If we were to become involved in litigation to enforce any of our patent rights, the attendant costs could be substantial or even prohibitive.

      We believe that our technologies have been developed independent of others. Nevertheless, third parties may assert infringement claims against us and our technologies may be determined to infringe on the intellectual property rights of others. We could become liable for damages, be required to modify our technologies or obtain a license if our technologies are determined to infringe upon the intellectual property rights of others. We may not be able to modify our technologies or obtain a license in a timely manner, if required, or have the financial or other resources necessary to defend an infringement action. We would be materially adversely affected if we fail to do any of the foregoing.

      We may be unable to use or register the word "Kideo" as a trademark, which could have a significant adverse effect on us.

      We have adopted and used the word "Kideo" as our principal trademark for our products and services. If it is determined that we may not use or register the word "Kideo" as a trademark, this could have a significant adverse effect on us. We have applied for registration of this trademark in the United States, Australia, France, Germany, Japan, Spain and the United Kingdom. It is possible that we may not be granted a registered trademark of the word "Kideo" in any jurisdiction.

      In the United States, a third party had previously registered two allegedly similar trademarks but had ceased using them and had filed for bankruptcy. We have been negotiating with the successor to those trademarks and are in the process of executing an agreement in which the successor entity agrees to withdraw its registration and pending application to register the mark "Kideo" and to cease using this mark in the United States. If for any reason the settlement agreement is not executed and delivered by the successor entity (which we currently considers unlikely), then we would recommence the proceeding we have pending against them. A proceeding of this nature is a lengthy and potentially expensive, and we ultimately may not obtain a registered trademark for the word "Kideo" or the right to use this mark in connection with our products and services. Another third party also has been using the trademark "Kideo" locally in the State of Illinois and has obtained an Illinois State registration of this mark. This may prevent us from using this mark in the state of Illinois. However, we have not yet received a communication from any party objecting to or otherwise challenging our right to conduct business in Illinois under the name "Kideo."

      The significant number of privately held shares, options and warrants outstanding may adversely affect the market price for our common stock.

      As of the date of this prospectus, there are outstanding (1) 971,417 shares of our outstanding common stock are "restricted securities," as defined in Rule 144 under the Securities Act, (2) options and warrants to purchase an aggregate of 4,620,062 shares of our common stock at exercise prices ranging from $.80 to $4.00 and (3) convertible debt in the principal amount of $1,700,001, which can be converted into 2,125,002 shares of our common stock. To the extent that outstanding options, warrants or convertible debt are exercised or converted, your percentage ownership will be diluted and any sales in the public market of the common stock underlying such options, warrants or convertible debt may adversely affect prevailing market prices for our common stock.

      Substantially all of the "restricted securities" are either eligible for sale in the public market pursuant to Rule 144 or subject to the exercise of certain registration rights we have granted. The mere possibility that a substantial number of shares may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities. We cannot predict the effect, if any, that sales of such securities or the availability of such securities for sale will have on the market prices prevailing from time to time.

      We would lose revenues and incur significant costs if our systems or material third-party systems are not Year 2000 compliant. We have not devised a Year 2000 contingency plan.

      The failure of our internal systems, or any material third-party systems, to be Year 2000 compliant could have a material and adverse effect on our business, results of operations and financial condition. We reviewed Year 2000 readiness disclosure statements prepared by the United States Postal Service, our mail carrier, and Pitney Bowes, which maintains our postage equipment, and we have been informed that they are Year 2000 compliant.

      To date, we have not incurred any material costs in identifying or evaluating Year 2000 compliance issues. However, we may fail to discover Year 2000 compliance problems in our systems that will require substantial revisions or replacements. In the event that the fulfillment and operational facilities that support our business are not Year 2000 compliant, we would be unable to deliver products or services to our customers. In addition, we cannot assure you that third-party software, hardware or services incorporated into our material systems will not need to be revised or replaced, which would be time-consuming and expensive. If we are unable on a timely basis to fix or replace third-party software, hardware or services that could result in lost revenues, increased operating costs and other business interruptions, this could have a material and adverse effect on our business, results of operations and financial condition. Moreover, the failure to adequately address Year 2000 compliance issues in our software, hardware or systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

      In addition, there can be no assurance that governmental agencies, utility companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by these entities to be Year 2000 compliant could result in a systematic failure beyond our control, such as a prolonged telecommunications or electrical failure, which could also prevent us from delivering our product or providing services to our customers.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC has prescribed rates for copying. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

      This prospectus is part of a Registration Statement on Form S-3 (the "Registration Statement") filed by us with the SEC under the Securities Act and therefore omits certain information in the Registration Statement. We have also filed exhibits with the Registration Statement that are not included in this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any document. You can inspect a copy of the Registration Statement and its exhibits, without charge, at the SEC's Public Reference Room, and can copy such material upon paying the SEC's prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

      1. our Annual Report on Form 10-KSB for the year ended July 31, 1999 (filed October 29, 1999);

      2.    our Current Report on Form 8-K (filed May 25, 1999); and

      3. the description of our common stock incorporated by reference in our Registration Statement on Form 8-A (filed April 9, 1996).

      We will provide at no cost to each person to whom this prospectus is delivered, upon written or oral request, a copy of any of these filings. You should direct such requests to us at 611 Broadway, Suite 523, New York, New York 10012, Attention: Vice President-Finance, telephone number (212) 505-6605.

      You should rely only on the information and representations provided in this prospectus or on the information incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are statements that include information based upon beliefs of our management, as well as assumptions made by and information available to our management. Statements containing terms such as "believes," "expects," "anticipates," "intends" or similar words are intended to identify forward-looking statements.

      Our management, based upon assumptions they consider reasonable, has compiled these forward-looking statements. Such statements reflect our current views with respect to future events. These statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, the materials referred to in this prospectus or the materials incorporated by reference into this prospectus.

      You are cautioned that no forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement. Such statements speak only as of the date of this prospectus and we are not undertaking any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the accounts of the selling stockholders. We will receive approximately $1,164,000 in proceeds equal to the exercise price of the warrants, if the holders of the warrants convert such securities into shares of common stock. Any proceeds that we may receive upon an exercise of the warrants will be used for working capital purposes.

                              SELLING STOCKHOLDERS

      The following table sets forth information, as of November 26, 1999, with respect to the common stock beneficially owned by each selling stockholder. The selling stockholders are not obligated to sell any of the shares offered by this prospectus. The number of shares sold by each selling stockholder may depend on a number of factors, such as the market price of our common stock.

      We are registering 1,005,000 shares of our common stock for resale by the selling stockholders in accordance with registration rights previously granted to them. We agreed to file a registration statement under the Securities Act with the SEC, of which this prospectus is a part, with respect to the resale of:

      o     300,000 shares that we may issue to White Ridge Investments Ltd.
            upon the exercise of a warrant we issued in September 1999;
      o     375,000 shares that we may issue to White Ridge Investments Ltd.
            upon conversion of a promissory note we issued in September 1999;
      o 30,000 shares that we may issue to Gerard Klauer Mattison & Co. upon the exercise of warrants we issued for services they provided relating to the September 1999 financing; and
      o an aggregate of 300,000 shares that we may issue to Vision Corporate Consulting, LLC upon the exercise of the warrants we issued for its services.

      The number of shares shown in the following table as being offered by the selling stockholders do not include such presently indeterminate number of additional shares of our common stock that may be issuable as a result of stock splits, stock dividends and similar transactions. Pursuant to Rule 416 under the Securities Act, however, such shares are included in the Registration Statement of which this prospectus is a part.

      The selling stockholders may sell any or all of their shares listed below from time to time. Accordingly, we cannot estimate how many shares the selling stockholders will own upon consummation of any such sales. Also, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which the information was provided, in transactions exempt from the registration requirements of the Securities Act.

      Except as indicated in this prospectus, none of the selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our securities.

                                         Number of                           Number of       Percentage of
                                           Shares                              Shares         Outstanding
                                        Beneficially      Number of         Beneficially      Common Stock
                                        Owned Prior      Shares Being        Owned After          After
Name and Address                       to Offering(1)      Offered         Offering(1)(2)      Offering(1)
----------------                       -----------         -------         --------------      --------
White Ridge Investments Ltd.(3)           675,000          675,000                0                0

Vision Corporate Consulting, LLC(4)       300,000          300,000                0                0

Gerard Klauer Mattison & Co.(5)           100,000           30,000           70,000              1.1%

----------

(1) Percentage of beneficial ownership is calculated assuming 4,038,945 shares of common stock were outstanding. Ownership after this offering assumes that the selling stockholder sold all of the shares it is offering in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and the footnotes to this table, and generally includes voting or investment power with respect to securities. Shares of common stock that are subject to options or warrants that are exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Beneficial ownership of shares held by the selling stockholder after this offering will depend on the number of securities sold by the selling stockholder in this offering.

(3) Includes (i) 300,000 shares of common stock issuable upon exercise of an outstanding warrant that is currently exercisable and (ii) 375,000 shares of common stock issuable upon conversion of a certain promissory note outstanding.

(4) Includes 300,000 shares of common stock issuable upon exercise of outstanding warrants that are currently exercisable.

(5) Includes 100,000 shares of common stock issuable upon exercise of outstanding warrants that are currently exercisable. Of these shares, 70,000 are being offered for sale pursuant to a separate offering.

                              PLAN OF DISTRIBUTION

      This prospectus relates to the offer and sale by the selling stockholders of:

      o 300,000 shares of our common stock issuable upon exercise of an outstanding promissory note;
      o     375,000 shares of our common stock issuable upon the exercise of an outstanding warrant issued by us in a private placement; and
      o     330,000 shares of our common stock issuable upon the exercise of outstanding warrants issued for certain services.

      The selling stockholders may sell the shares in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. The selling stockholders may sell the shares through public or private transactions at prevailing market prices, at prices related to such prevailing market prices or at privately negotiated prices. The selling stockholders may also sell shares pursuant to Rule 144 of the Securities Act, if applicable.

      The selling stockholders may use underwriters or broker-dealers to sell the shares. Such underwriters and broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders, or they may receive commissions from the purchasers of shares for whom they acted as agents, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders and any underwriter or broker-dealer who participates in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a certain period of time, except under certain limited circumstances. Also, without limiting the foregoing, each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder (including Regulation M), which provisions may limit the timing of purchases and sales of shares of our common stock by such selling stockholder.

      At the time a selling stockholder makes an offer to sell shares, to the extent required by the Securities Act, a prospectus will be delivered. If a supplemental prospectus is required, one will be delivered setting forth the number of shares being offered and the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares, and any discounts or commissions.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. In connection with our initial public offering, we consented to the denial of secondary trading in its securities in the State of New Jersey. As a result, stockholders cannot sell our securities through a broker-dealer whose office is located in New Jersey or to any New Jersey resident, whether through a broker-dealer or otherwise, unless such denial is removed, of which there can be no assurance.

      We have agreed to pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public, excluding the commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Solovay Edlin & Eiseman, P.C., New York, New York. Michael B. Solovay, a member of that firm, is one of our directors. As of the date of this prospectus, members of such firm beneficially own less than 1% of our outstanding common stock.

                                     EXPERTS

      The financial statements on Form 10-KSB for the year ended July 31, 1999 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern as discussed in Note 1 to the financial statements.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             Kideo Productions, Inc.

                                1,005,000 Shares
                                       of
                                  Common Stock

                                -----------------

                                   PROSPECTUS

                                -----------------

                                November 30, 1999

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Company.

      SEC registration fee......................................   $    305.58

      Legal fees and expenses*..................................   $ 10,000.00

      Accounting fees and expenses*.............................   $  5,000.00

      Miscellaneous expenses*...................................   $  4,694.42

             TOTAL..............................................   $ 20,000.00
                                                                   ===========
* Estimated.

Item 15. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporations Law (the "DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in
Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

      The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, the By-Laws require the Company to indemnify, to the full extent permitted by law, any director, office, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits

No.    Description
---    -----------

3.1 Certificate of Incorporation. Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-2294), declared effective by the SEC in June 1996 (the "1996 Registration Statement"), and incorporated herein by reference.

3.2    By-laws, as amended and restated as of May 24, 1996. Previously filed as
       Exhibit 3.3 to the 1996 Registration Statement and incorporated herein by reference.

3.3 Certificate of Amendment to the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on May 24, 1996. Previously filed as Exhibit 3.4 to the 1996 Registration Statement and incorporated herein by reference.

3.4 Certificate of Designations of Series A 6% Convertible Participating Preferred Stock. Previously filed as Exhibit 3.1 to the Company's Report on Form 8-K, dated May 27, 1997, and incorporated herein by reference.

4.1 Form of Common Stock certificate. Previously filed as Exhibit 4.1 to the 1996 Registration Statement and incorporated herein by reference.

4.2*   Warrant issued as of August 30, 1999 to White Ridge Investments Ltd.

4.3* Form of Warrant issued as of July 1, 1999 to Vision Corporate Consulting, LLC.

5.1** Opinion of Solovay Edlin & Eiseman, P.C. regarding legality of securities being registered.

10.1* Note and Warrant Purchase Agreement, dated as of August 30, 1999, between the Company and White Ridge Investments, Ltd.

10.2 Security Agreement, dated as of May 11, 1999, made by the Company in favor of Felton Investments Ltd., Greatview Investments Ltd. and Mermaid Investments Ltd. Previously filed as Exhibit 10.2 to the Company's Report on Form 8-K, filed May 25, 1999, and incorporated herein by reference.

10.3* Security Agreement Amendment, dated as of August 30, 1999, by and among the Company, Felton Investments, Ltd., Greatview Investments, Ltd., Mermaid Investments, Ltd. and White Ridge Investments, Ltd.

10.4* Convertible Promissory Note, dated August 30, 1999, made by the Company in favor of White Ridge Investments Ltd.

21.1 List of the Company's subsidiaries. Previously filed as Exhibit 21.1 to the 1996 Registration Statement and incorporated herein by reference.

23.1** Consent of Arthur Andersen LLP, independent certified public accountants.

24.1 No person has signed this Registration Statement under a power of attorney. A power of attorney relating to the signing of amendments hereto is incorporated in the signature pages hereof.

----------
*     Previously filed
**    Filed herewith

Item 17. Undertakings

      (1) The undersigned Registrant hereby undertakes that it will:

            (a) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

            (b) For determining liability under the Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

            (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

      (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      (3) The undersigned Registrant hereby undertakes that it will:

            (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

            (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

Dated: November 30, 1999

                                          KIDEO PRODUCTIONS, INC.

                                          By: /s/ Richard L. Bulman
                                              ------------------------
                                              Richard L. Bulman
                                              President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                             Date
---------                    -----                             ----

/s/ Richard L. Bulman        President and Chairman            November 30, 1999
-------------------------    of the Board (principal
Richard L. Bulman            executive officer)


/s/ Marvin H. Goldstein      Vice President-Controller         November 30, 1999
-------------------------    (principal accounting officer)
Marvin H. Goldstein


/s/ Richard D. Bulman        Secretary and Director            November 30, 1999
-------------------------
Richard D. Bulman


/s/ Michael B. Solovay       Director                          November 30, 1999
-------------------------
Michael B. Solovay

/s/ Thomas Griffin           Director                          November 30, 1999
-------------------------
Thomas Griffin

                                INDEX TO EXHIBITS

No.    Description
---    -----------

3.1 Certificate of Incorporation. Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-2294), declared effective by the SEC in June 1996 (the "1996 Registration Statement"), and incorporated herein by reference.

3.2    By-laws, as amended and restated as of May 24, 1996. Previously filed as
       Exhibit 3.3 to the 1996 Registration Statement and incorporated herein by reference.

3.3 Certificate of Amendment to the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on May 24, 1996. Previously filed as Exhibit 3.4 to the 1996 Registration Statement and incorporated herein by reference.

3.4 Certificate of Designations of Series A 6% Convertible Participating Preferred Stock. Previously filed as Exhibit 3.1 to the Company's Report on Form 8-K, dated May 27, 1997, and incorporated herein by reference.

4.1 Form of Common Stock certificate. Previously filed as Exhibit 4.1 to the 1996 Registration Statement and incorporated herein by reference.

4.2*   Warrant issued as of August 30, 1999 to White Ridge Investments Ltd.

4.3* Form of Warrant issued as of July 1, 1999 to Vision Corporate Consulting, LLC.

5.1** Opinion of Solovay Edlin & Eiseman, P.C. regarding legality of securities being registered.

10.1* Note and Warrant Purchase Agreement, dated as of August 30, 1999, between the Company and White Ridge Investments, Ltd.

10.3 Security Agreement, dated as of May 11, 1999, made by the Company in favor of Felton Investments Ltd., Greatview Investments Ltd. and Mermaid Investments Ltd. Previously filed as Exhibit 10.2 to the Company's Report on Form 8-K, filed May 25, 1999, and incorporated herein by reference.

10.3* Security Agreement Amendment, dated as of August 30, 1999, by and among the Company, Felton Investments, Ltd., Greatview Investments, Ltd., Mermaid Investments, Ltd. and White Ridge Investments, Ltd.

10.4* Convertible Promissory Note, dated August 30, 1999, made by the Company in favor of White Ridge Investments Ltd.

21.1 List of the Company's subsidiaries. Previously filed as Exhibit 21.1 to the 1996 Registration Statement and incorporated herein by reference.

23.1** Consent of Arthur Andersen LLP, independent certified public accountants.

24.1 No person has signed this Registration Statement under a power of attorney. A power of attorney relating to the signing of amendments hereto is incorporated in the signature pages hereof.

----------
*      Previously filed
**     Filed herewith